Exhibit 13.2

CHIEF FINANCIAL OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Euroseas Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Anastasios Aslidis, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: April 28, 2021

/s/ Dr. Anastasios Aslidis
Dr. Anastasios Aslidis
Chief Financial Officer